UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant To Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2016

MINERALS TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Delaware	1-11430	25-1190717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

622 Third Avenue, New York, NY	10017-6707
(Address of principal executive offices)	(Zip Code)

(212) 878-1800
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                          Submission of a Matter to a Vote of Security Holders.

On May 11, 2016, the Annual Meeting of Shareholders of Minerals Technologies Inc. (the "Company") was held.  A total of 34,835,693 shares were represented in person or by proxy, or 95.7% of the eligible voting shares.  The matters voted upon and the final results of the vote were as follows:

1.  The nominees for election to the Board of Directors named in the Company's 2016 Proxy Statement were elected for three-year terms based upon the following votes:

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Joseph C. Muscari	31,092,069	1,430,812	13,586	803,689
Barbara R. Smith	30,062,717	2,453,467	20,283	803,689
Donald C. Winter	31,629,225	884,848	22,394	803,689

2.  The proposal to ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Company for the 2016 fiscal year received the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
33,185,494	145,350	9,312	N/A

3.  The proposal to approve, on an advisory basis, the 2015 compensation of the Company's named executive officers received the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
19,929,762	12,554,073	52,632	803,689

4.  The shareholder proposal regarding adoption of a payout policy giving preference to share repurchases received the following votes:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
157,711	32,282,843	95,913	803,689

Item 8.01                          Other Events.

On May 11, 2016, the Company's Board of Directors declared a regular quarterly dividend of $0.05 per share on the Company's common stock.  The dividend is payable on June 9, 2016 to shareholders of record on May 26, 2016.  A copy of the press release announcing the dividend declaration is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01                          Financial Statements and Exhibits.

(d)	Exhibits
99.1 Press Release Dated May 11, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINERALS TECHNOLOGIES INC.
(Registrant)

	By:	/s/ Thomas J. Meek
	Name:	Thomas J. Meek
	Title:	Senior Vice President, General Counsel,
Human Resources, Secretary and Chief
Compliance Officer

Date: May 11, 2016

MINERALS TECHNOLOGIES INC.
EXHIBIT INDEX

Exhibit No. __________	Subject Matter ____________________________________________________________

99.1	Press Release dated May 11, 2016